Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS TO DISCUSS OUTLINE OF PHASE 3 CLINICAL TRIAL OF PV-10 TO TREAT MELANOMA ON CONFERENCE CALL

Management Will Also Discuss Access to ASCO-Presented Phase 2 Melanoma Data, Developments in Other Cancer Indications and in PH-10 Use

Call Scheduled for Thursday, June 19, 2014 at 4 pm Eastern Daylight Time

KNOXVILLE, TN, June 12, 2014— Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT), (http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company, announced today that it will hold a conference call on Thursday, June 19, 2014, at 4 pm Eastern Daylight Time.

Management will discuss the outline of the Company’s proposed Phase 3 study of PV-10 in the treatment of melanoma, developments in the use of PV-10 in other cancer indications, as well as PH-10 and news regarding its use. Management will also discuss its potential plans to monetize its PV-10 and PH-10 assets with various contemplated license and co-development transactions.

In addition, summary data from the PV-10 Phase 2 melanoma study is expected to be available on clinicaltrials.gov prior to the conference call.

Conference Call Thursday, June 19, 2014, at 4 PM EDT

The management of Provectus Biopharmaceuticals, Inc. will host a conference call Thursday, June 19, 2014 at 4 PM Eastern. Those who wish to participate in the conference call may telephone 877-407-4019 from the U.S. International callers may telephone 201-689-8337 approximately 15 minutes before the call. A webcast will also be available at www.pvct.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until August 19, 2014, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for International callers, and using the Conference ID#13584727.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals specializes in developing oncology and dermatology therapies. Its novel oncology drug PV-10 is designed to selectively target and destroy cancer cells through intralesional administration, significantly reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. Its dermatological drug PH-10 also targets abnormal or diseased cells, with the current focus on psoriasis and atopic dermatitis. Provectus has recently completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014), and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with a phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary;

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital in the event we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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